Exhibit 99.1

Bacterin Announces Distribution Agreement with Spartan Medical for DOD and VA Medical Centers

BELGRADE, MT--(BUSINESS WIRE) March 10, 2015 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material, today announced it has signed a national distribution agreement with Spartan Medical, Inc., a service-disabled, veteran-owned, small business focused on distribution to government medical facilities.

Under the agreement, Spartan Medical will distribute Bacterin's proprietary product portfolio to the medical centers affiliated with the US Department of Defense (DOD) and the US Department of Veteran's Affairs (VA). Spartan Medical is an established distribution entity that provides best-in-class products and services to its customers, with specific experience in orthopedic and biologics distribution, and government contracting.

"Spartan Medical is constantly on the lookout for the best products in the world that will improve surgical outcomes for those who have served," said Vince Proffitt, President of Spartan Medical, Inc. "Our relationship with Bacterin does just that and makes our Biologics offering second to none."

Melanie Head, Bacterin's Vice President of Sales added "Our new relationship with Spartan Medical is both a great privilege and wonderful opportunity. It will enable us to provide our military personnel, soldiers and veterans with the biologics they deserve to enhance the quality of their lives, while also adding another experienced distribution channel to our organization."

About Spartan Medical

Spartan Medical Inc. was founded in 2008 by a former Air Force Intelligence Officer in an effort to provide an extensive armamentarium of advanced medical devices and technologies focused on the needs of the VA and DoD Surgeon. Spartan Medical is considered a top priority vendor in the VA as a verified Service-Disabled Veteran-Owned Small Business (SDVOSB), and has secured multi-year Blanket Purchase Agreements at 30 major Military Treatment Facilities. With a core staff possessing over 200 years of combined expertise and experience in the field, and numerous highly trained and skilled sales consultants across the nation, Spartan Medical assures no single points of failure. Consistent with its mission to provide the best products and services to our nation's Wounded Warriors and Veterans, Spartan Medical has recently collaborated with Bacterin International to provide innovative, state-of-the-art, clinically proven medical implants that meet the ongoing challenges involved in patient surgical care.

For further information please visit: www.spartanmedspine.com

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologic products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow and achieve profitability; the Company's ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com